UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 23, 2007

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BROADCASTER, INC.

(Exact name of registrant as specified in its charter)

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California	0-15949	94-2862863
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

9201 Oakdale Avenue, Suite 200

Chatsworth, CA 91311

(Address of Principal Executive Office) (Zip Code)

(818) 206-9274

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02

Unregistered Sales of Equity Securities.

On March 23, 2007, the board of directors of Broadcaster, Inc. (“Broadcaster”) authorized the issuance of Broadcaster’s common stock as follows:

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7,000,000 shares to the former shareholders of AccessMedia Networks, Inc. (“AccessMedia”) as follows:

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1,120,000 shares to Software People, LLC;

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1,120,000 shares to Trans Global Media, LLC;

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2,240,000 shares to Broadcaster, LLC; and

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560,000 shares to AccessMedia Technologies, LLC; and

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1,960,000 shares to Michael Gardner.

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350,000 shares to Baytree Capital Associates, LLC (“Baytree”).

See Item 8.01 for further information.

On March 19, 2007, 24,887 shares of Broadcaster’s common stock were issued upon the cashless exercise of warrants.

On February 20, 2007, 13,075 shares of Broadcaster’s common stock were issued upon the cashless exercise of warrants.

The securities referenced in this Item 3.02 were granted in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D thereunder.

Item 8.01

Other Events.

On March 23, 2007, Broadcaster agreed to issue 7,000,000 shares of Broadcaster’s common stock as an earn-out payment to the former shareholders of AccessMedia for meeting the fifth target revenue level as specified in the Amendment to the Amended and Restated Agreement and Plan of Merger through which Broadcaster acquired AccessMedia on June 1, 2006. Of the earn-out payments, 5,040,000 have been issued to four limited liability companies controlled by Mr. Nolan Quan and 1,960,000 have been issued to Mr. Michael Gardner. An additional 350,000 shares have been issued to Baytree, a company controlled by Mr. Gardner, pursuant to a Consulting Agreement with Broadcaster under which Baytree receives additional shares equal to 5% of any shares issued to the former AccessMedia shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BROADCASTER, INC.

By:	/s/ BLAIR MILLS
Chief Financial Officer

Date:  March 29, 2007

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